UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2012

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Agreements

On July 2, 2012, Financial Institutions, Inc. (the “Company”) entered into amended and restated executive agreements with Peter G. Humphrey, President and Chief Executive Officer, and Martin K. Birmingham, Executive Vice President and Regional President of Commercial Banking and executive agreements with Karl F. Krebs, Executive Vice President and Chief Financial Officer, Ronald Mitchell McLaughlin, Executive Vice President and Chief Information Officer, and Kenneth V. Winn, Executive Vice President and Chief Risk Officer (collectively, the “Agreement(s)”).

The Agreements provide for continuation of compensation for various time periods in the event of certain events following a change in control, as defined in the Agreement. The Agreements also contain provisions for the protection of the Company’s confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with the Company terminates.

In the event of a change in control, followed within twelve months by the executive’s termination for a reason other than for cause or if the executive terminates voluntarily under specified circumstances that constitute a good reason (as defined in each of the Agreements), the executive will receive an amount equal to two times (three times for Mr. Humphrey) the sum of his base salary for the most recent calendar year ending before the date on which the change in control occurred plus the average of the executive’s annual incentive compensation, as set forth in the Agreements, for the three most recent calendar years ending before the date on which the date on which the change in control occurred. Such amount will be paid in equal installments over the twenty four month period (thirty six month period for Mr. Humphrey) following the executive’s termination date. The Company will also continue to pay for health and dental coverage, for up to 18 months, for each executive and his covered dependents. In addition, all restricted stock awards, stock options and other rights that the Executive may hold to purchase or otherwise acquire common stock of the Company will immediately become fully vested at the maximum level and, in the case of stock options, exercisable in full for the total number of shares that are or might become purchasable thereunder. The executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits under the Agreements will not be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The non-competition and non-solicitation provisions of the Agreements are effective for six months following the executive’s termination of employment provided that such termination does not entitle the executive to compensation or benefits under the Agreement. In the event the executive’s employment terminates and such termination entitles the executive to compensation or benefits under another arrangement with the Company, the non-competition and non-solicitation provisions of the Agreement will be effective for the period of time equal to the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from the Company; or (ii) the six-months following the executive’s termination of employment. In the event of termination due to a change in control, the non-competition and non-solicitation provisions of the Agreements are effective for the period of time during which the Executive is receiving any compensation or benefits from the Company under the Agreement.

The foregoing descriptions of the Agreements are qualified in their entirety by reference to the full text of the Agreements attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, each of which is incorporated herein by reference.

Hagi Separation Agreement

In May 2012, the Company announced that George D. Hagi, Executive Vice President and Chief Risk Officer, would be retiring effective June 30, 2012.

In connection with Mr. Hagi’s retirement, Five Star Bank, the wholly-owned bank subsidiary of the Company, and Mr. Hagi entered into a separation and release agreement (the “Separation Agreement”) dated June 28, 2012. Under the terms of the Separation Agreement, Mr. Hagi provided a general release of claims in favor of the Company and its affiliates and agreed to be bound by certain non-competition and non-solicitation restrictions that prohibit him from competing with the Company and from soliciting the customers and employees of the Company. The Separation Agreement also prohibits Mr. Hagi from using, commercializing or disclosing Five Star Bank’s confidential information, except to such individuals as approved by the Company or as otherwise required by law.

Pursuant to the Separation Agreement, Mr. Hagi will be entitled to the following severance payments and benefits: (i) $221,400, less all required payroll deductions and tax withholdings, which represents six months of Mr. Hagi’s current salary and a discretionary bonus payment of $110,700, payable in a lump sum on July 13, 2012; and (ii) if Mr. Hagi elects to continue his health insurance under COBRA, the Company will supplement his monthly COBRA premium(s) for the amount in excess of the Company’s current monthly employee rate through December 31, 2012.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement attached hereto as Exhibit 10.6 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Amended and Restated Executive Agreement between Financial Institutions, Inc. and Peter G. Humphrey
Exhibit 10.2 Amended and Restated Executive Agreement between Financial Institutions, Inc. and Martin K. Birmingham
Exhibit 10.3 Executive Agreement between Financial Institutions, Inc. and Karl F. Krebs
Exhibit 10.4 Executive Agreement between Financial Institutions, Inc. and Ronald Mitchell McLaughlin
Exhibit 10.5 Executive Agreement between Financial Institutions, Inc. and Kenneth V. Winn
Exhibit 10.6 Separation and release agreement between Five Star Bank and George D. Hagi

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

July 5, 2012	By:	/s/ Karl F. Krebs

Name: Karl F. Krebs
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Executive Agreement between Financial Institutions, Inc. and Peter G. Humphrey
10.2	Amended and Restated Executive Agreement between Financial Institutions, Inc. and Martin K. Birmingham
10.3	Executive Agreement between Financial Institutions, Inc. and Karl F. Krebs
10.4	Executive Agreement between Financial Institutions, Inc. and Ronald Mitchell McLaughlin
10.5	Executive Agreement between Financial Institutions, Inc. and Kenneth V. Winn
10.6	Separation and release agreement between Five Star Bank and George D. Hagi